UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01    Entry into a Material Definitive Agreement

On December 22, 2020, Jaguar Health, Inc. (the “Company”) entered into a royalty interest purchase agreement (the “Purchase Agreement”) with Irving Park Capital, LLC, a Utah limited liability company affiliated with Chicago Venture Partners, L.P. (“IPC”), pursuant to which the Company sold to IPC a royalty interest (the “Royalty Interest”) entitling IPC to receive $12,000,000 of future royalties on sales of Mytesi® (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors (subject to adjustment as provided below, the “Royalty Repayment Amount”) for an aggregate purchase price of $6,000,000 (the “Royalty Interest Transaction”). The Company will use the proceeds to support advancement of research activities associated with its pipeline, including the Company’s lead product candidate, crofelemer for cancer therapy-related diarrhea, and general corporate purposes. Interest will accrue on the Royalty Repayment Amount at a rate of 10% per annum, compounding daily.

The Company will be obligated to make minimum royalty payments on a monthly basis beginning on the earlier of (i) December 29, 2022 (i.e., 24 months from the date on which the purchase price for the Royalty Interest was delivered to the Company) and (ii) 30 days following the full satisfaction of the Iliad Royalty Interest (as defined below), but in no event less than 18 months from December 23, 2020 in an amount equal to the greater of (i) $750,000 and (ii) 10% of the Company’s net sales of Mytesi and 10% of worldwide revenues related to upfront licensing fees and milestone payments from licensees and/or distributors, but specifically excluding licensing fees and/or milestone payments that are reimbursements of clinical trial expenses. The Royalty Interest Transaction follows an earlier $6 million royalty financing consummated in October 2020 whereby Iliad Research and Trading, L.P. acquired a royalty interest from the Company (the “Iliad Royalty Interest”) as disclosed in the Company’s Current Report on Form 8-K filed on October 9, 2020.

Under the Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of the Company’s common stock on a securities exchange; (iii) avoid trading in the Company’s common stock from being suspended, halted, chilled, frozen or otherwise ceased; (iv) not consummate any sale or liquidation of all or substantially all of the Company’s business or any material asset outside the ordinary course of business without IPC’s prior consent unless an acquiring party specifically agrees to assume all rights and obligations associated with the Royalty Interest and, in IPC’s discretion, is capable of fulfilling such obligations, (v) not grant a security or royalty interest in Mytesi for the primary purposes of raising capital without IPC’s prior written consent, (vi) provide Mytesi revenue and net sales information to IPC on a quarterly basis and (vii) other customary covenants and obligations, for which the Company’s failure to comply may be subject to certain liquidated damages, including a right for IPC to increase the Royalty Repayment Amount by 15%. Upon mutual agreement the parties may agree to consummate an additional royalty financing of approximately $6 million on or before June 2021.

The foregoing descriptions of the Royalty Interest and Purchase Agreement are not complete and are qualified in their entirety by reference to the Royalty Interest and Purchase Agreement, respectively, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

Royalty Interest Transaction

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The sale of the Royalty Interest pursuant to the Purchase Agreement was effected in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Exchange Transactions

On December 22, 2020, the Company entered into privately negotiated exchange agreements (each, an “Exchange Agreement”) with a holder of shares of the Company’s Series C Perpetual Preferred Stock (the “Series C Preferred Stock”) and Series D Perpetual Preferred Stock (the “Series D Preferred Stock”), which as described further below resulted in the aggregate issuance by the Company of more than 5% of the Company’s issued and outstanding shares of common stock (“Common Stock”), as last reported in the Company’s Quarterly Report on Form 10-Q filed on November 16, 2020.

From December 18, 2020 (the date of the Company’s last Current Report on Form 8-K filed under Item 3.02) through December 28, 2020, the Company issued 12,464,964 shares of Common Stock at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) in the following transactions:

•                  On December 22, 2020, pursuant to an exchange agreement dated December 22, 2020, the Company issued 4,324,324 shares of Common Stock to a holder of the Series C Preferred Stock in exchange for 200,000 shares of Series C Preferred Stock.

•                  On December 22, 2020, pursuant to an exchange agreement dated December 22, 2020, the Company issued 1,081,081 shares of Common Stock to a holder of the Series D Preferred Stock in exchange for 50,000 shares of Series D Preferred Stock.

•                  On December 23, 2020, pursuant to an exchange agreement dated December 23, 2020, the Company issued 952,380 shares of Common Stock to a holder of the Series C Preferred Stock in exchange for 125,000 shares of Series C Preferred Stock.

•                  On December 23, 2020, pursuant to an exchange agreement dated December 23, 2020, the Company issued 952,380 shares of Common Stock to a holder of the Series D Preferred Stock in exchange for 125,000 shares of Series D Preferred Stock.

•                  On December 28, 2020, pursuant to an exchange agreement dated December 28, 2020, the Company issued 2,927,176 shares of Common Stock to a holder of the Series C Preferred Stock in exchange for 248,810 shares of Series C Preferred Stock.

•                  On December 28, 2020, pursuant to an exchange agreement dated December 28, 2020, the Company issued 2,227,623 shares of Common Stock to a holder of the Series D Preferred Stock in exchange for 189,348 shares of Series D Preferred Stock.

The shares of Common Stock that were issued in the exchange transactions described above were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The form of Exchange Agreement was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 22, 2020, the Company reconvened its Special Meeting of Stockholders (“Special Meeting”) that was adjourned on December 9, 2020 to permit additional time to solicit proxies for the first proposal (“Proposal 1”) as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 6, 2020 (the “Proxy Statement”) and the Company’s Current Report on Form 8-K filed on December 10, 2020.

At the reconvened Special Meeting, the Company’s stockholders approved Proposal 1. The final results with respect to Proposal 1 are set forth below.

Proposal 1 — Proposal to approve the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split ( “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock at a ratio not less than 1-for-2 and not greater than 1-for-20, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors and publicly announced by the Company on or before December 9, 2021 without further approval or authorization of the Company’s stockholders was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
35,238,315	10,8223,534	558,348	0

As disclosed in the Proxy Statement, the Company sought stockholder approval to grant the Company’s board of directors discretion to effect a Reverse Stock Split primarily to increase the price of the Company’s Common Stock in order to meet the minimum bid price requirement for continued listing on The Nasdaq Stock Market, if necessary.

Item 7.01   Regulation FD Disclosure.

On December 22, 2020, the Company issued a press release to announce the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report.

On December 23, 2020, the Company issued a press release announcing the Royalty Interest Transaction. A copy of the press release is furnished as Exhibit 99.2.

Item 9.01                   Financial Statements and Exhibits

(d)                  Exhibits

Exhibit No.	Description
4.1	Royalty Interest, dated December 22, 2020, by and between Jaguar Health, Inc. and Irving Park Capital, LLC.
10.1	Securities Purchase Agreement, dated December 22, 2020, by and between Jaguar Health, Inc. and Irving Park Capital, LLC.
99.1	Press Release Announcing Results of Special Meeting, dated December 22, 2020.
99.2	Press Release Announcing Royalty Interest Transaction, dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: December 29, 2020